UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report: September 25, 2008
(Date of earliest event reported)
QUEST RESOURCE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-17371	90-0196936
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Park Avenue, Suite 2750
Oklahoma City, Oklahoma 73102
(Address of principal executive offices, including zip code)
(405) 600-7704
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
     On September 25, 2008, Quest Resource Corporation (the “Company”) received notification from Eide Bailly LLP (“Eide Bailly”), in which Eide Bailly resigned as the Company’s independent registered public accounting firm, to be effective upon the earlier of the date of the filing of the Company’s Form 10-Q for the period ended September 30, 2008, or November 10, 2008. Eide Bailly was engaged by the Company on August 1, 2008. On that date, Eide Bailly acquired Murrell, Hall, McIntosh & Co., PLLP, which had previously served as the Company’s independent registered public accounting firm.
     In connection with Eide Bailly’s review of the Company’s financial statements as of and for the period ended June 30, 2008, which were included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, as filed with the Securities and Exchange Commission, there were no disagreements between the Company and Eide Bailly on any matter of accounting principles or practices, financial statement disclosure, or engagement scope or procedure, which disagreements, if not resolved to Eide Bailly’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and there were no reportable events as specified in Item 304(a)(1)(v) of Regulation S-K.
     Filed as Exhibit 16.1 to this Form 8-K is a copy of the letter provided by Eide Bailly dated September 30, 2008 addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Report.
     The Company is currently in the process of identifying the new independent registered public accounting firm it will engage to audit its financial statements for future periods and any restated financial statements relating to prior periods.
Item 9.01 Financial Statements and Exhibits.
     (d)      Exhibits

Exhibit Number	Description

16.1	Letter dated September 30, 2008 from Eide Bailly LLP.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE CORPORATION
By:	/s/ David C. Lawler
David C. Lawler
President

Date: October 1, 2008